Exhibit 99.01

News

Media Contact:	Southern Company Media Relations
404-506-5333 or 1-866-506-5333
www.southerncompany.com

Investor Relations Contact:
Scott Gammill
404-506-0901
sagammil@southernco.com
April 30, 2020

Southern Company reports first-quarter 2020 earnings

ATLANTA - Southern Company today reported first-quarter 2020 earnings of $868 million, or 82 cents per share, compared with $2.08 billion, or $2.01 per share, in the first quarter of 2019.

Excluding the items described in the “Net Income - Excluding Items” table below, Southern Company earned $825 million, or 78 cents per share, during the first quarter of 2020, compared with $730 million, or 70 cents per share, during the first quarter of 2019.

Non-GAAP Financial Measures	Three Months Ended March
Net Income - Excluding Items (in millions)	2020	2019
Net Income - As Reported	$868	$2,084
Less:
Acquisition and Disposition Impacts	38	2,499
Tax Impact	(16)	(1,189)
Estimated Loss on Plants Under Construction	(3)	(4)
Tax Impact	1	1
Wholesale Gas Services	31	63
Tax Impact	(8)	(16)
Net Income - Excluding Items	$825	$730
Average Shares Outstanding - (in millions)	1,057	1,038
Basic Earnings Per Share - Excluding Items	$0.78	$0.70

NOTE: For more information regarding these non-GAAP adjustments, see the footnotes accompanying the Financial Highlights page of the earnings package.

Earnings drivers for the first quarter 2020 were positively influenced by constructive regulatory actions completed at the company’s state-regulated utilities in 2019, partially offset by mild weather.

“Southern Company’s strong start to 2020 will be beneficial as we look to overcome sales impacts from the coronavirus,” said Chairman, President and CEO Thomas A. Fanning. “Our top priority remains keeping employees healthy and safe, even as our subsidiaries continue to provide clean, safe, reliable and affordable energy for customers. To date, our operational performance during this challenging time has been exceptional, and we have not experienced - nor do we anticipate - any significant supply chain disruptions for our utilities or construction efforts.”

“Critical infrastructure businesses like ours never take a day off,” added Fanning. “We continue to serve customers safely, employing new work practices that help safeguard both our employees and our communities from COVID-19.”

First quarter 2020 operating revenues were $5.02 billion, compared with $5.41 billion for the first quarter of 2019, a decrease of 7.3 percent. This decrease was primarily due to lower fuel costs.

Southern Company’s first quarter earnings slides with supplemental financial information are available at http://investor.southerncompany.com.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern Time today, during which Fanning and Chief Financial Officer Andrew W. Evans will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/webcasts. A replay of the webcast will be available on the site for 12 months.

About Southern Company
Southern Company (NYSE: SO) is a leading energy company serving 9 million customers through its subsidiaries. The company provides clean, safe, reliable and affordable energy through electric operating companies in three states, natural gas distribution companies in four states, a competitive generation company serving wholesale customers across America, a leading distributed energy infrastructure company, a fiber optics network and telecommunications services. Southern Company brands are known for excellent customer service, high reliability and affordable prices below the national average. For more than a century, we have been building the future of energy and developing the full portfolio of energy resources, including carbon-free nuclear, advanced carbon capture technologies, natural gas, renewables, energy efficiency and storage technology. Through an industry-leading commitment to innovation and a low-carbon future, Southern Company and its subsidiaries develop the customized energy solutions our customers and communities require to drive growth and prosperity. Our uncompromising values ensure we put the needs of those we serve at the center of everything we do and govern our business to the benefit of our world. Our corporate culture and hiring practices have been recognized nationally by the U.S. Department of Defense, G.I. Jobs magazine, DiversityInc, Black Enterprise, Forbes and the Women’s Choice Award. To learn more, visit www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the anticipated impacts of the COVID-19 pandemic. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the potential effects of the continued COVID-19 pandemic, including extended disruptions to supply chains and capital markets, further reduced labor availability and productivity, and a prolonged reduction in economic activity, which could have a variety of adverse impacts, including a prolonged reduction in the demand for energy, the impairment of goodwill or other long-lived assets, or further impairment of the ability to develop, construct, and operate facilities, including, but not limited to, the construction of Plant Vogtle Units 3 and 4; available sources and costs of natural gas and other fuels; the ability to complete necessary or desirable pipeline expansion or infrastructure projects, limits on pipeline capacity, and operational interruptions to natural gas distribution and transmission activities; transmission constraints; the ability to control costs and avoid cost and schedule overruns during the development, construction, and operation of facilities or other projects, including Plant Vogtle Units 3 and 4, which includes components based on new technology that only within the last few years began initial operation in the global nuclear industry at this scale, and including changes in labor costs, availability and productivity, challenges with management of contractors or vendors, subcontractor performance, adverse weather conditions, shortages, delays, increased costs, or inconsistent quality of equipment, materials, and labor, contractor or supplier delay, delays due to judicial or regulatory action, nonperformance under construction, operating, or other agreements, operational readiness, including specialized operator training and required site safety programs, engineering or design problems, design and other licensing-based compliance matters, including, for nuclear units, the timely submittal by Southern Nuclear of the Inspections, Tests, Analyses, and Acceptance Criteria documentation for each unit and the related reviews and approvals by the U.S. Nuclear Regulatory Commission (“NRC”) necessary to support NRC authorization to load fuel, challenges with start-up activities, including major equipment failure, system integration or regional transmission upgrades, and/or operational performance; the ability to overcome or mitigate the current challenges at Plant Vogtle Units 3 and 4, including, but not limited to, those related to COVID-19, that could impact the cost and schedule for the project; under certain specified circumstances, a decision by holders of more than 10% of the ownership interests of Plant Vogtle Units 3 and 4 not to proceed with construction and the ability of other Vogtle owners to tender a portion of their ownership interests to Georgia Power following certain construction cost increases; the ability to construct facilities in accordance with the requirements of permits and licenses (including satisfaction of NRC requirements), to satisfy any environmental performance standards and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; performance of counterparties under ongoing renewable energy partnerships and development agreements; the ability to successfully operate the electric utilities' generating, transmission, and distribution facilities and Southern Company Gas' natural gas distribution and storage facilities and the successful performance of necessary corporate functions; the inherent risks involved in operating and constructing nuclear generating facilities; the inherent risks involved in transporting and storing natural gas; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the direct or indirect effect on the Southern Company system's business resulting from cyber intrusion or physical attack and the threat of physical attacks; interest rate fluctuations and financial market conditions and the results of financing efforts; access to capital markets and other financing sources; changes in Southern Company's and any of its subsidiaries' credit ratings; catastrophic events such as fires, earthquakes, explosions, floods, tornadoes, hurricanes and other storms, droughts, pandemic health events or other similar occurrences; the direct or indirect effects on the Southern Company system's business resulting from incidents affecting the U.S. electric grid, natural gas pipeline infrastructure, or operation of generating or storage resources; and impairments of goodwill or long-lived assets. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward‐looking information.

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